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                                 Exhibit 11.0

               Statement re:  Computation of Per Share Earnings



South Jersey Financial Corporation, Inc.
Computation of Per Share Earnings


                                           For the Three Months Ended
                                     -------------------------------------
                                       March 31,         March 31,
                                       1999                1998
                                     -------------     -------------------
                                             (Dollars in thousands)

Net (loss) income                     $   (1,146)       $          597
                                     =============     ===================

Average shares outstanding              3,490,061              Na
                                     =============     ===================

Earnings per share (1)                    $(0.40)              Na
                                     =============     ===================




(1) Earnings per share, basic and diluted, are the same for the three months ended March 31, 1999 and represent data since becoming a public company on February 12, 1999.